UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.__)

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Kezar Life Sciences, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

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April 29, 2021

Dear Stockholder:

You are cordially invited to attend the 2021 Annual Meeting of Stockholders of Kezar Life Sciences, Inc., a Delaware corporation (“Kezar”). The meeting will be held on Friday, June 25, 2021 at 1:00 p.m., Pacific time. Due to the ongoing COVID-19 pandemic and to support the health and well-being of our stockholders, we have adopted a virtual format for our 2021 Annual Meeting, which will be held solely online. There will not be a physical location for the Annual Meeting, and you will not be able to attend the Annual Meeting in person.

You will be able to attend the Annual Meeting, ask your questions and vote your shares during the meeting by visiting www.virtualshareholdermeeting.com/KZR2021. To participate in the Annual Meeting, you will need the 16-digital control number located on the Notice of Internet Availability of Proxy Materials for the 2021 Annual Meeting of Stockholders, your proxy card or voting instruction form. Additional details regarding access to the Annual Meeting and the business to be conducted at the Annual Meeting are described in the accompanying Notice of 2021 Annual Meeting of Stockholders and proxy statement.

We have elected to provide access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials instead of paper copies of the proxy statement and our 2020 Annual Report. The notice contains instructions on how to access those documents over the Internet. The Notice of Internet Availability of Proxy Materials also contains instructions on how stockholders can receive a paper copy of our proxy materials, including the proxy statement, our 2020 Annual Report and a form of proxy card or voting instruction form. We believe that providing our proxy materials over the Internet increases the ability of our stockholders to connect with the information they need, while reducing the environmental impact and cost of our Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the Internet, by telephone or, if you receive a paper proxy card by mail, by completing and returning the proxy card or voting instruction form mailed to you. Please carefully review the instructions on each of your voting options described in this proxy statement, as well as in the Notice of Internet Availability of Proxy Materials you received in the mail.

On behalf of the Board of Directors and the employees of Kezar, we thank you for your continued support and look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ John Fowler
John Fowler
Chief Executive Officer

KEZAR LIFE SCIENCES, Inc.

4000 Shoreline Court, Suite 300

South San Francisco, California 94080

(650) 822-5600

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

Time	1:00 p.m., Pacific time

Date	Friday, June 25, 2021

Virtual Meeting

The Annual Meeting will be a virtual stockholder meeting through which you can listen to the meeting, submit questions and vote online. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/KZR2021 and entering your 16-digit control number (included in the Notice of Internet Availability of Proxy Materials mailed to you).

Purpose

(1)To elect the three nominees named in the attached proxy statement as directors to serve on the Board of Directors for a three-year term.

(2)To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

(3)To conduct any other business properly brought before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the proxy statement accompanying this Notice.

Record Date

The record date for the Annual Meeting is April 27, 2021. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder of record for purposes germane to the Annual Meeting at www.virtualshareholdermeeting.com/KZR2021 for a period of 10 days prior to the Annual Meeting through the close of such meeting.

Voting by Proxy

You are cordially invited to attend the virtual Annual Meeting. Whether or not you expect to attend the virtual Annual Meeting, please vote by telephone or through the Internet, or, if you receive a paper proxy card by mail, by completing and returning the proxy card mailed to you, as promptly as possible in order to ensure your representation at the Annual Meeting. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card and included in the accompanying Proxy Statement. Even if you have voted by proxy, you may still vote online during the Annual Meeting. Please note, however, that if your shares are held of record by a brokerage firm, bank or other agent and you wish to vote online at the Annual Meeting, you must obtain a proxy issued in your name from that agent in order to vote your shares that are held in such agent’s name and account.

By order of the Board of Directors,

/s/ Marc L. Belsky

Marc L. Belsky, Chief Financial Officer and Secretary

South San Francisco, California
April 29, 2021

i

KEZAR LIFE SCIENCES, Inc.

4000 Shoreline Court, Suite 300

South San Francisco, California 94080

(650) 822-5600

PROXY STATEMENT

FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 25, 2021

AT 1:00 P.M., PACIFIC TIME

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a Notice of Internet Availability of Proxy Materials on the internet instead of a full set of Proxy Materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our Proxy Materials over the Internet. Accordingly, we have sent you a Notice of Internet Availability because the Board of Directors of Kezar Life Sciences, Inc. (the “Board”) is soliciting your proxy to vote at the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Kezar Life Sciences, Inc., including at any adjournments or postponements thereof, to be held on Friday, June 25, 2021 at 1:00 p.m., Pacific time. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/KZR2021. You will need the 16-digit control number provided on the Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) or your proxy card, if applicable.

The Notice of 2021 Annual Meeting of Stockholders (“Notice of Annual Meeting”), this proxy statement, the proxy card or voting instruction form, and the Annual Report on Form 10-K for the year ended December 31, 2020 (the “Annual Report” and collectively, the “Proxy Materials”) are available to stockholders on the Internet.

The Notice of Internet Availability will provide instructions as to how a stockholder of record may access and review the Proxy Materials on the website referred to in the Notice of Internet Availability or, alternatively, how to request that a copy of the Proxy Materials, including a proxy card, be sent by mail or email to the stockholder of record. The Notice of Internet Availability will also provide voting instructions. Please note that, while our Proxy Materials are available at the website referenced in the Notice of Internet Availability, and our Notice of Annual Meeting, proxy statement and Annual Report on Form 10-K are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this document.

We intend to mail the Notice of Internet Availability on or about April 29, 2021 to all stockholders of record entitled to vote at the Annual Meeting. The Proxy Materials will be made available to stockholders on the Internet on the same date.

Will I receive any other Proxy Materials by mail?

You will not receive any additional Proxy Materials via mail unless you request a printed copy of the Proxy Materials in accordance with the instructions set forth in the Notice of Internet Availability. We may elect, in our discretion, to send you a proxy card and a second Notice of Internet Availability, which we may send on or after May 9, 2021.

When is the record date for the Annual Meeting?

The Board has fixed the record date for the Annual Meeting as of the close of business on April 27, 2021.

Why is Kezar conducting a virtual Annual Meeting?

Due to the ongoing public health crisis relating to the COVID-19 pandemic, we believe that adopting the virtual meeting format will help protect the health and well-being of our directors, members of management and stockholders who wish to attend the Annual Meeting. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting, including the ability to submit questions and to vote. We believe that hosting a virtual meeting is in the best interest of our stockholders and enables increased stockholder attendance and participation in light of the current circumstances.

How do I attend the Annual Meeting?

The Annual Meeting will be a virtual stockholder meeting, and you will be able to listen to the meeting, submit questions and vote online. To participate in the Annual Meeting, you will need to visit www.virtualshareholdermeeting.com/KZR2021 and enter the

16-digit control number included on your Notice of Internet Availability, on your proxy card or on the instructions that accompanied your proxy materials, as applicable. If your shares are held by a broker and you do not have a control number, please contact your broker as soon as possible that you can be provided with a control number. We recommend that you log in a few minutes before the Annual Meeting to ensure that you are logged in when the meeting starts.  Information on how to vote online during the Annual Meeting is discussed below.

What do I do if I have technical difficulties in connection with the Annual Meeting?

The Annual Meeting will begin promptly at 1:00 p.m. Pacific time. We encourage you to access the Annual Meeting approximately 15 minutes in advance to allow ample time for you to log in to the meeting and test your computer audio system. We recommend that you carefully review the above procedures needed to gain admission in advance. Technicians will be ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during check-in or during the meeting, please call the technical support number that will be posted on the meeting login page at www.virtualshareholdermeeting.com/KZR2021.

How do I ask a question at the Annual Meeting?

As part of the Annual Meeting, we will hold a live question and answer session during which we intend to answer questions submitted during the meeting in accordance with the rules of conduct posted on the meeting website, as time permits. Only stockholders of record as of April 27, 2021 may submit questions or comments. If you would like to submit a question, you may do so by accessing the Annual Meeting at www.virtualshareholdermeeting.com/KZR2021, logging in using the control number provided in the Notice of Internet Availability and typing your question in the appropriate box in the meeting portal.

In accordance with the rules of conduct, we ask that you limit your questions to one brief question that is relevant to the Annual Meeting or our business and that such questions are respectful of your fellow stockholders and meeting participants. Questions and answers may be grouped by topic and substantially similar questions may be grouped and answered once. In addition, questions may be ruled out of order if they are, among other things, irrelevant to our business, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the stockholder’s own personal, political or business interests.

Will a list of record stockholders as of the record date be available?

For 10 days prior to and during the meeting, a complete list of the stockholders entitled to vote at the meeting will be available electronically for examination by any stockholder for any purpose relating to the meeting.  Visit www.virtualshareholdermeeting.com/KZR2021 for further information during the 10-day examination period.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 27, 2021 will be entitled to vote online during the Annual Meeting. On this record date, there were a total of 48,080,268 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 27, 2021, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote online during the meeting, vote by proxy over the telephone or through the internet, or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Similar Organization

If on April 27, 2021, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice of Internet Availability is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares online during the meeting unless you request and obtain a valid proxy from your broker or other agent, as required. Check with your brokerage firm, bank, dealer or other similar organization, and further follow the instructions you receive during the registration process prior to the stockholder meeting.

What am I voting on?

There are two matters scheduled for a vote:

•	Proposal 1: Election of three Class III directors to hold office until the 2024 Annual Meeting of Stockholders; and
•	Proposal 2: Ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, the proxies will vote as recommended by the Board or, if no recommendation is given, will vote on those matters in accordance with their best judgment.

How do I vote?

If you are a stockholder of record and your shares are registered directly in your name, you may vote:

•

By Internet. To vote through the internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice of Internet Availability. Your Internet vote must be received by 11:59 p.m., Eastern time, on June 24, 2021 to be counted.

•

By Telephone. Call (800) 690-6903 toll-free from the U.S., U.S. territories and Canada, and follow the instructions on the Notice. You will be asked to provide your control number from the Notice. Your telephone vote must be received by 11:59 p.m., Eastern time, on June 24, 2021 to be counted.

•

By Proxy Card. Complete and mail the proxy card that may be requested and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•

Online During the Annual Meeting. Access the Annual Meeting by visiting www.virtualshareholdermeeting.com/KZR2021 and providing your 16-digit control number from your Notice of Internet Availability, on your proxy card or on the instructions that accompanied your proxy materials, as applicable.

If your shares of common stock are held in street name (i.e., held for your account by a broker, bank or other nominee), you should have received a notice containing voting instructions from that organization rather than from us. You should follow the instructions in the notice to ensure your vote is counted. To vote online during the Annual Meeting, you must obtain a valid proxy card from your broker or other nominee. Follow the instructions from your broker, bank or other nominee or contact your broker, bank or other nominee to request a proxy card.

Internet proxy voting will be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 27, 2021.

What are the Board’s recommendations on how to vote my shares?

The Board recommends a vote:

•	Proposal 1: FOR the election of each of the three Class III director nominees; and
•	Proposal 2: FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2021.

Who pays the cost for soliciting proxies?

We will pay the entire cost of soliciting proxies. In addition to these Proxy Materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokers, banks, custodians, other nominees and fiduciaries for forwarding these materials to their principals to obtain the authorization for the execution of proxies.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the Internet or online during the Annual Meeting, your shares will not be voted. If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of each of the three nominees for director and “For” the ratification of the selection of KPMG LLP as our independent registered public accounting firm. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If your shares are held in street name, your bank, broker or other nominee may under certain circumstances vote your shares if you do not timely instruct your broker, bank or other nominee how to vote your shares. Banks, brokers and other nominees can vote your unvoted shares on routine matters but cannot vote such shares on non-routine matters. If you do not timely provide voting instructions to your bank, broker or other nominee to vote your shares, your bank, broker or other nominee may, on routine matters, either vote your shares or leave your shares unvoted. The election of directors (Proposal 1) is a non-routine matter. The ratification of the selection of our independent registered public accounting firm (Proposal 2) is a routine matter. We encourage you to provide voting instructions to your bank, broker or other nominee. This ensures that your shares will be voted at the Annual Meeting according to your instructions. You should receive directions from your bank, broker or other nominee about how to submit your proxy to them at the time you receive this proxy statement.

If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other nominee.

What does it mean if I receive more than one Notice of Internet Availability?

If you receive more than one Notice of Internet Availability, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each notice to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. If you are the stockholder of record for your shares, you may revoke your proxy at any time before the final vote at the Annual Meeting in one of the following ways:

•	by submitting another properly completed proxy with a later date;
•	by transmitting a subsequent vote over the Internet or by telephone prior to 11:59 p.m., Eastern time, on June 24, 2021;
•	by attending the Annual Meeting and voting online; or
•	by notifying our Secretary in writing at 4000 Shoreline Court, Suite 300, South San Francisco, California 94080 that you are revoking your proxy.

Your last vote, whether prior to or at the Annual Meeting, is the vote that we will count.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Similar Organization

If your shares are held in street name, you must contact your broker or nominee for instructions as to how to change your vote. Your personal attendance at the Annual Meeting does not revoke your proxy. Your last vote, whether prior to or at the Annual Meeting, is the vote that we will count.

How is a quorum reached?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting or represented by proxy. On the record date, there were 48,080,268 shares outstanding and entitled to vote. Thus, the holders of 24,040,135 shares must be present or represented by proxy at the Annual Meeting to have a quorum. The inspectors of election appointed for the Annual Meeting will determine whether or not a quorum is present.

Abstentions and broker non-votes, if any, will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting or represented by proxy may adjourn the meeting to another date.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.” Proposal 1 is considered to be “non-routine” and we therefore expect broker non-votes to exist in connection with this proposal.

What vote is required to approve each item and how are votes counted?

Proposal 1: Election of Directors. Directors will be elected by a plurality of votes cast at the Annual Meeting by holders of shares present or represented by proxy and entitled to vote. The three nominees receiving the most “For” votes will be elected as directors.  You may not vote your shares cumulatively for the election of directors. Abstentions and broker non-votes will not affect the outcome of the election of directors.

Proposal 2: Ratification of the Selection of the Independent Registered Public Accounting Firm. To be approved, the ratification of the selection of KPMG LLP as our independent registered public accounting firm for fiscal year ending December 31, 2021 must receive “For” votes from the holders of a majority of shares present or represented by proxy and entitled to vote. Abstentions will have the same effect as an “Against” vote.

How can I find out the results of the voting at the Annual Meeting?

We will announce preliminary voting results at our Annual Meeting. We will publish final voting results in a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available at that time, we will disclose the preliminary results in the Current Report on Form 8-K and, within four business days after the final voting results are known to us, file an amended Current Report on Form 8-K to disclose the final voting results.

When are stockholder proposals due for the 2022 Annual Meeting of Stockholders?

If you wish to submit proposals for inclusion in our proxy statement for the 2022 annual meeting of stockholders (the “2022 Annual Meeting”), we must receive them on or before December 30, 2021. Nothing in this paragraph shall require us to include in our proxy statement or proxy card for the 2022 Annual Meeting any stockholder proposal that does not meet the requirements of the SEC in effect at the time. Any such proposal will be subject to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

If you wish to nominate a director or submit a proposal for presentation at the 2022 Annual Meeting, without including such proposal in next year’s proxy statement, you must be a stockholder of record and provide timely notice in writing to our Secretary at c/o Kezar Life Sciences, Inc., 4000 Shoreline Court, Suite 300, South San Francisco, California 94080. To be timely, we must receive the notice not less than 90 days nor more than 120 days prior to the first anniversary of the Annual Meeting, that is, between February 25, 2022 and March 27, 2022; provided, however, that in the event that the date of the 2021 Annual Meeting is more than 30 days before or more than 30 days after such anniversary date, we must receive your notice (a) no earlier than the close of business on the 120th day prior to the currently proposed 2022 Annual Meeting and (b) no later than the close of business on the later of the 90th day prior to the 2022 Annual Meeting or the close of business on the 10th day following the day on which we first make a public announcement of the date of the 2022 Annual Meeting. Your written notice must contain specific information required in Section 5 of our amended and restated bylaws (the “Bylaws”). For additional information about our director nomination requirements, please see our Bylaws.

Who should I call if I have any additional questions?

If you are the stockholder of record for your shares, please call Marc L. Belsky, our Secretary, at 650-822-5612. If your shares are held in street name, please contact the telephone number provided on your voting instruction form or contact your broker or nominee holder directly.

PROPOSAL 1: ELECTION OF DIRECTORS

General

Our amended and restated certificate of incorporation provides for a classified Board consisting of three classes of directors. Class I consists of three directors, Class II consists of two directors, and Class III consists of three directors.  Each class serves for a three-year term. Vacancies on our Board may be filled by the affirmative vote of a majority of directors then in office. A director elected by our Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

Our Board is currently composed of eight directors. There are three directors whose term of office expires in 2021. Upon the recommendation of the Nominating and Corporate Governance Committee, our Board has nominated the three individuals listed in the table below for election as directors at the Annual Meeting. Dr. Sommadossi, Mr. Fowler and Dr. Kirk were each previously elected to our Board by our stockholders. If the nominees listed below are elected, they will each hold office until the annual meeting of stockholders in 2024 and until each of their successors has been duly elected and qualified or, if sooner, until the director’s resignation or removal. All nominees are currently serving on our Board and have consented to being named in this proxy statement and to serve if elected. It is our policy to encourage directors and nominees for director to attend the Annual Meeting. Five of our directors attended the 2020 Annual Meeting of Stockholders.

The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee to believe that each director or nominee should serve on the Board. There are no family relationships among any of our executive officers or directors.

Nominees	Age(1)	Term Expires	Position(s) Held	Director Since
Jean-Pierre Sommadossi, Ph.D.	65	2024	Chairman	2015
John Fowler	49	2024	Chief Executive Officer and Director	2015
Christopher Kirk, Ph.D.	49	2024	President, Chief Scientific Officer and Director	2015

(1)	As of April 1, 2021

Jean-Pierre Sommadossi, Ph.D., has served as a member of our Board since June 2015. Dr. Sommadossi has served as the Founder, Chief Executive Officer and Chairman of Atea Pharmaceuticals, Inc. since December 2013. Prior to that, he co-founded Pharmasset, Inc. and held several roles at Idenix Pharmaceuticals, Inc., including principal founder and Chief Executive Officer and Chairman. Dr. Sommadossi has served on the board of directors of ABG Acquisition Corp., a special purpose acquisition company, since February 2021, and as Chairman of the board of directors of BioThea Pharmaceuticals, Inc., a privately held biotechnology company, since 2021. He is also a member of the Harvard Medical School Discovery Council. Dr. Sommadossi received his Ph.D. and Pharm.D. degrees from the University of Marseilles in France. We believe that Dr. Sommadossi’s over 30 years of scientific, operational, strategic and management experience in the biotech industry qualifies him to serve on our Board.

John Fowler is our co-founder and has served as our Chief Executive Officer since March 2015 and as a member of our Board since February 2015. Prior to founding our company, Mr. Fowler was Chief Executive Officer of HealthCPA, a provider of patient advocacy and insurance navigation services, from June 2009 to October 2014. Mr. Fowler received his A.B. and M.B.A. degrees from Stanford University. We believe that Mr. Fowler’s extensive knowledge of our company as co-founder and Chief Executive Officer, his experience as the chief executive officer of multiple companies and his management background and experience in the healthcare industry qualifies him to serve on our Board.

Christopher Kirk, Ph.D., is our co-founder and has served as our President and Chief Scientific Officer since March 2015 and as a member of our Board since February 2015. Prior to founding our company, Dr. Kirk was the Vice President of Research at Onyx Pharmaceuticals, Inc., from April 2010 to April 2014. Dr. Kirk previously served as Director of Pharmacology and Biology at Onyx Pharmaceuticals and at Proteolix, Inc. Dr. Kirk has served as a member of the Scientific Advisory Board at Karyopharm Therapeutics, Inc., C4 Therapeutics, Inc. and Avidity Biosciences LLC. Dr. Kirk received his B.S. degree in biochemistry from the University of California, Davis, and his Ph.D. degree in cellular and molecular biology from the University of Michigan. We believe that Dr. Kirk’s extensive knowledge of our company as co-founder and his experience at pharmaceutical companies and his scientific experience and achievements qualifies him to serve on our Board.

Vote Required

Directors are elected by a plurality of the votes of the holders of shares present or represented by proxy and entitled to vote on the election of directors. Accordingly, the three nominees receiving the highest number of affirmative votes will be elected. You may not vote your shares cumulatively for the election of directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named above. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our Board. The Board has no reason to believe that any of the nominees would prove unable to serve if elected. There are no arrangements or understandings between us and any director, or nominee for directorship, pursuant to which such person was selected as a director or nominee.

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NAMED DIRECTOR NOMINEES.

Information About Our Continuing Directors

Set forth below are the names, ages and length of service of the remaining members of our Board whose terms continue beyond the Annual Meeting.

Continuing Directors	Age(1)	Term Expires	Position(s) Held	Director Since
Jason Dinges, Ph.D.	45	2022	Director	2018
Elizabeth Garner, M.D.	53	2022	Director	2019
Michael Kauffman, M.D., Ph.D.	57	2022	Director	2016
Franklin Berger	71	2023	Director	2016
Graham Cooper	51	2023	Director	2017

(1)	As of April 1, 2021

The principal occupation, business experience and education of each continuing director are set forth below. Unless otherwise indicated, principal occupations shown for each director have extended for five or more years.

Franklin Berger has served as a member of our Board since January 2016. Mr. Berger worked at Sectoral Asset Management as a founder of the small-cap focused NEMO Fund from January 2007 through June 2008. Prior to that, he served at J.P. Morgan Securities, most recently as Managing Director, Equity Research and Senior Biotechnology Analyst and served in similar capacities at Salomon Smith Barney and Josephthal & Co. Mr. Berger has served as a member of the board of directors of Atreca Inc. since October 2014, Bellus Health, Inc. since May 2010, ESSA Pharma, Inc. since March 2015, and Atea Pharmaceuticals, Inc. since September 2019. Mr. Berger previously served as a member of the board of directors Five Prime Therapeutics, Inc., BioTime, Inc., Seattle Genetics, Inc., Proteostasis Therapeutics, Inc., Tocagen Inc. and Immune Design Corp., each publicly held biotechnology companies. Mr. Berger received a B.A. degree in international relations and a M.A. degree in international economics from Johns Hopkins University, and an M.B.A. degree from the Harvard Business School. We believe that Mr. Berger’s financial background and experience in the biotechnology industry combined with his experience serving on the boards of directors of multiple public companies qualifies him to serve on our Board.

Graham Cooper has served as a member of our Board since October 2017. Mr. Cooper served as Chief Financial Officer and Chief Operating Officer of Assembly Biosciences, Inc. from March 2018 until April 2019.  Mr. Cooper served as the Chief Financial Officer of Receptos, Inc. from February 2013 to August 2015 and as the Chief Financial Officer and Executive Vice President of Finance & Business Development at Geron Corporation from January 2012 to December 2012. Prior to that, Mr. Cooper served as Chief Financial Officer of Orexigen Therapeutics, Inc. and held several positions at Deutsche Bank Securities, including Director, Health Care Investment Banking. Mr. Cooper also worked as an accountant at Deloitte & Touche LLP, where he earned his CPA. Mr. Cooper has served as a member of the board of directors of Applied Molecular Therapeutics, Inc. since January 2020, Beam Therapeutics, Inc. since October 2019 and Unity Biotechnology, Inc. since August 2017. Mr. Cooper previously served as a member of the board of directors of Celladon Corporation. Mr. Cooper received a B.A. degree in economics from the University of California at Berkeley and an M.B.A. degree from the Stanford Graduate School of Business. We believe that Mr. Cooper’s financial expertise and executive experience at life sciences companies qualifies him to serve on our Board.

Jason R. Dinges, Ph.D., has served as a member of our Board since April 2018. Since February 2011, Dr. Dinges has served as an investment advisor at Morningside Technology Advisory LLC. Prior to that, Dr. Dinges was an associate attorney at Foley & Lardner LLP, practicing intellectual property law in the firm’s Chemical, Biotechnology and Pharmaceutical practice group from March 2007 to February 2011. Dr. Dinges also serves on the board of directors of various privately held biotechnology companies. Dr.

Dinges received his Ph.D. degree in genetics from Iowa State University and a J.D. degree from the University of Iowa College of Law. We believe that Dr. Dinges’ scientific and legal training and experience in life science investments qualifies him to serve on our Board.

Elizabeth Garner, M.D., has served as a member of our Board since December 2019.  Dr. Garner has over a decade of pharmaceutical development experience, holding roles of increasing strategic responsibility in large and small companies, including Merck, Abbott (AbbVie), Myriad Genetics and Agile Therapeutics.  Dr. Garner has served as the Chief Medical Officer at ObsEva SA, a biopharmaceutical company developing and commercializing novel therapies to improve women’s reproductive health since July 2019.  From January 2014 to July 2019, Dr. Garner was Chief Medical Officer of Agile Therapeutics, Inc., a public women’s healthcare company, and led the company’s clinical development, regulatory, and medical affairs strategies. Prior to her tenure at Agile, Dr. Garner was Vice President, Medical Affairs, Women’s Health/Preventive Care at Myriad Genetics from 2012 to 2014. Before that, she was Senior Director at Abbott Laboratories.  From 2007 to 2011, Dr. Garner was Associate Director and then Director, Clinical Research at Merck Research Laboratories. Dr. Garner received joint M.D. and M.P.H degrees from Harvard Medical School and the Harvard School of Public Health. She was trained in obstetrics and gynecology at Brigham and Women’s/Massachusetts General Hospitals and completed a fellowship in gynecologic oncology at Brigham and Women’s and Dana Farber Cancer Institute. Prior to entering the pharmaceutical industry, Dr. Garner had several years of experience in academic clinical practice, basic science research in ovarian cancer, and teaching and mentorship at Harvard Medical School. She is also an author on numerous peer-reviewed scientific papers. We believe that Dr. Garner’s business and leadership experience at life sciences companies and her medical and scientific background qualifies her to serve on our Board.

Michael Kauffman, M.D., Ph.D., has served as a member of our Board since December 2016. Dr. Kauffman co-founded Karyopharm Therapeutics, Inc. in 2008 and has served as its Chief Executive Officer since January 2011 and as a member of its board of directors since 2008. Dr. Kauffman also served as the President of Karyopharm Therapeutics, Inc. from January 2011 to December 2013 and as its Chief Medical Officer from December 2012 to December 2013. Prior to that, Dr. Kauffman served as Chief Medical Officer at Onyx Pharmaceuticals, Inc. and as Chief Medical Officer of Proteolix, Inc. Dr. Kauffman also served as President and Chief Executive Officer of both Epix Pharmaceuticals, Inc. and Predix Pharmaceuticals, Inc., and was an operating partner at Bessemer Venture Partners. Dr. Kauffman also held a number of senior positions at Millennium Pharmaceuticals, Inc. and Biogen Idec, Inc. Dr. Kauffman has served on the board of directors of Verastem Inc., a publicly held biopharmaceutical company, since November 2012. Previously, he served on the board of directors of Infinity Pharmaceuticals Inc., a publicly held biopharmaceutical company, from April 2017 until June 2020. Dr. Kauffman received his B.A. degree in biochemistry from Amherst College and his M.D. and Ph.D. degrees in biochemistry, cellular and molecular biology from Johns Hopkins Medical School. Dr. Kauffman completed his residency in internal medicine at Beth Israel Deaconess Hospital and was a fellow in Rheumatology at Massachusetts General Hospital. We believe that Dr. Kauffman’s business and leadership experience at life sciences companies and his medical and scientific background qualifies him to serve on our Board.

INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

Board Independence

As required under The Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s Board must qualify as “independent,” as affirmatively determined by the Board. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, our Board has affirmatively determined that all of our directors, except Mr. Fowler and Dr. Kirk, by virtue of their respective positions as Chief Executive Officer and President and Chief Scientific Officer, are independent directors within the meaning of the applicable Nasdaq listing standards. In making these determinations, our Board has determined, upon the recommendation of our Nominating and Corporate Governance Committee, that none of these directors or nominees for director had a material or other disqualifying relationship with the Company. The Board also determined that each member of our Audit, Compensation and Nominating and Corporate Governance Committees satisfies the independence standards for such committees established by the SEC and the Nasdaq listing standards, as applicable.

Leadership Structure and Risk Oversight

The Board has an independent chair, Dr. Sommadossi, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Board Chair has substantial ability to shape the work of the Board. The Company believes that separation of the positions of Board Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, the Company believes that having an independent Board Chair creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders.  As a result, the Company believes that having an independent Board Chair can enhance the effectiveness of the Board as a whole.

One of the Board’s key functions is informed oversight of our risk management process.  The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Board has been in regular communication with management on the effects of the recent COVID-19 outbreak on our operations and is involved in strategy decisions to mitigate the impact on our business and clinical trials. Our Audit Committee has the responsibility to consider and discuss with management and the auditors, as appropriate, the Company’s guidelines and policies with respect to financial risk management and financial risk assessment, including the Company’s major financial risk exposures and the steps taken by management to monitor and control these exposures.  In addition, the Audit Committee considers management risks relating to data privacy, technology and information security, including cyber security, and back-up of information systems and the steps the Company has taken to monitor and control such exposures as well as overseeing the performance of our internal audit function, as applicable. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking, including risks related to executive compensation and overall compensation and benefit strategies, plans, arrangements, practices and policies. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. The Nominating and Corporate Governance Committee also oversees and reviews with management the Company’s major legal compliance risk exposures and the steps management has taken to monitor or mitigate such exposures, including the Company’s procedures and any related policies with respect to risk assessment and risk management. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible.  In connection with its reviews of the operations and corporate functions of the Company, our Board addresses the primary risks associated with those operations and corporate functions. In addition, our Board reviews the risks associated with our company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies. While the Board and its committees oversee risk management strategy, management is responsible for implementing and supervising day-to-day risk management processes and reporting to the Board and its committees on such matters.

Board Meetings and Attendance

The Board oversees our business and monitors the performance of our management. Our executive officers and management oversee our day-to-day operations. The independent directors meet quarterly in executive sessions without management or any non-independent directors. The purpose of these executive sessions is to promote open and candid discussion among the non-employee directors. In fiscal 2020, the Company’s independent non-employee directors met four times in regularly scheduled executive sessions at which only independent directors were present. Our Board held four meetings during the fiscal year ended December 31, 2020. Each of the incumbent directors attended at least 75% of the total of the meetings of the Board and the meetings of the committees of the Board on which he or she served during the fiscal year ended December 31, 2020. It is our policy to encourage our directors to attend the Annual Meeting. We anticipate that a majority of the members of the Board will virtually attend the Annual Meeting.

Board Committees

Our Board has established an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The following table provides committee membership and meeting information for the year ended December 31, 2020:

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Jean-Pierre Sommadossi, Ph.D.		X	X
Franklin Berger†	X		X*
Graham Cooper†	X*	X
Jason Dinges, Ph.D.			X
Elizabeth Garner, M.D.	X
Michael Kauffman, M.D., Ph.D.		X*
Total meetings in 2020	4	5	1

†	Financial Expert
*	Committee Chair

Below is a description of each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company. Each of the committees operates pursuant to a written charter and each committee reviews and assesses the adequacy of its charter and submits its charter to the Board for approval. The charters are all available in the “Investors & News–Governance” section of our website, www.kezarlifesciences.com. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

Audit Committee

The Audit Committee of the Board was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee our corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions, including, among other things:

•	evaluating the performance of and assessing the qualifications of the auditors;
•	determining whether to retain or terminate the engagement of the existing auditors or to appoint and engage new auditors;
•	determining and approving the engagement of the auditors;
•	determining and approving the engagement of the auditors to perform any proposed permissible non-audit services;
•	monitoring the rotation of partners of the auditors on the Company’s audit engagement team as required by applicable laws and rules;
•	assessing, at least annually, and taking appropriate action to oversee the independence of the auditors;
•	conferring with management and the auditors, as appropriate, regarding the scope, adequacy and effectiveness of internal control over financial reporting and disclosure controls and procedures;

•

establishing procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

•

reviewing the Company’s annual audited financial statements, quarterly financial statements and disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in the Company’s filings to be filed with the SEC with management and the auditors, as appropriate.

Mr. Cooper, Mr. Berger and Dr. Garner served as members of the Audit Committee during 2020, with Mr. Cooper serving as Chair of the committee. The Board has determined that Mr. Cooper and Mr. Berger are each an “audit committee financial expert” within the meaning of the SEC regulations and applicable listing standards of Nasdaq. The Audit Committee met four times during the fiscal year ended December 31, 2020.

Compensation Committee

The Compensation Committee acts on behalf of the Board to review, modify (as needed) and approve, or review and recommend, as applicable, the overall compensation strategy and policies for the Company, including:

•	reviewing and approving, or reviewing and recommending to the Board for approval, annual corporate goals and objectives relevant to the compensation of our chief executive officer;
•

evaluating the performance of our chief executive officer in light of such corporate goals and objectives and determining and approving, or reviewing and recommending to the Board for approval, the compensation of our chief executive officer;

•	evaluating and approving, or recommending to the Board for approval, the compensation of our other executive officers and certain other members of senior management, as appropriate;
•	reviewing and recommending to the Board the compensation of our directors;
•	appointing, compensating and overseeing the work of any compensation consultant, legal counsel or other advisor retained by the Compensation Committee;
•	conducting the independence assessment outlined in Nasdaq rules with respect to any compensation consultant, legal counsel or other advisor retained by the Compensation Committee; and
•	administering our equity compensation plans, pension and profit-sharing plans, deferred compensation plans and other similar plan and programs.

Dr. Kauffman, Dr. Sommadossi and Mr. Cooper served as members of the Compensation Committee during 2020, with Dr. Kauffman serving as Chair of the committee.  The Compensation Committee met five times during the fiscal year ended December 31, 2020.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with our Chief Executive Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisers or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisers and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after assessing the independence of such person in accordance with SEC and Nasdaq requirements that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and Nasdaq, the Compensation Committee engaged Radford, an independent compensation consultant, to provide it with information, recommendations and other advice relating to executive compensation on an ongoing basis. The Compensation Committee has assessed Radford’s independence and determined that the Radford had no conflicts of interest in connection with its provisions of services to the Compensation Committee. In 2020, the Compensation Committee engaged Radford to provide market data, peer group analysis and conduct an executive compensation assessment analyzing the cash and equity compensation of our executive officers and directors against compensation for similarly situated executives and directors at our peer group. Our Compensation Committee utilizes the data and analysis from Radford to evaluate and determine appropriate levels of overall compensation for our executive officers, as well as each separate element of compensation, to be consistent and competitive with our peer group. For the 2021 fiscal year, the Compensation Committee has engaged the Semler Brossy Consulting Group, or Semler Brossy, as an independent compensation consultant.  The Compensation Committee has assessed the independence of Semler Brossy and determined that Semler Brossy has no conflicts of interest in relation to its provision of services to the Compensation Committee.

Historically, our Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first quarter of the year. However, our Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, our Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels, including analyses of executive and director compensation paid at a peer group of other companies approved by our Compensation Committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for, among other things:

•	identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board);
•	reviewing, evaluating and considering the recommendation for nomination of incumbent directors for re-election to the Board, as well as monitoring the size of the Board;
•	recommending to the Board the persons to be nominated for election as directors and to each of the committees of the Board;
•	reviewing, discussing and assessing the performance of the Board and each of the committees of the Board; and
•	developing a set of corporate governance guidelines for the Company.

Dr. Dinges, Dr. Sommadossi and Mr. Berger served as members of the Nominating and Corporate Governance Committee during 2020, with Mr. Berger serving as Chair of the committee.  The Nominating and Corporate Governance Committee met one time during the fiscal year ended December 31, 2020.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, understand the Company’s industry and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time, subject to Board approval. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee

typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Committee will take into account the results of the Board’s self-evaluation, conducted annually on a group and individual basis. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. Generally, our Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management, using search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, questionnaires, background checks or any other means that the Nominating and Corporate Governance Committee deems to be appropriate in the evaluation process. We have no formal policy regarding board diversity. Our Nominating and Corporate Governance Committee’s priority in selecting board members is identification of persons who will further the interests of our company through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, and professional and personal experiences and expertise relevant to our growth strategy.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by providing timely notice in writing to our Secretary at c/o Kezar Life Sciences, Inc., 4000 Shoreline Court, Suite 300, South San Francisco, California 94080. To be timely, we must receive the notice not less than 90 days nor more than 120 days prior to the anniversary of the prior year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 30 days after such anniversary date, we must receive the stockholder’s notice (i) no earlier than the close of business on the 120th day prior to the proposed date of the annual meeting and (ii) no later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following the day on which we first make a public announcement of the date of the annual meeting. Submissions must include the specific information required in Section 5 of our Bylaws. For additional information about our director nomination requirements, please see our Bylaws.

Audit Committee Report

The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2020 with management of the Company.  The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

Kezar Life Sciences, Inc.

Audit Committee

Graham Cooper, Chair

Franklin Berger

Elizabeth Garner, M.D.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available in the “Investors & News–Governance” section of our website, www.kezarlifesciences.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to, among other things, board composition and selection including diversity, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines is available in the “Investors & News–Governance” section of our website, www.kezarlifesciences.com.

Hedging Policy

Pursuant to our Insider Trading Policy, our officers, directors, employees and consultants are prohibited from engaging in short sales, transactions in publicly traded options, such as puts or calls, hedging transactions, margin accounts, pledges or other inherently speculative transactions with respect to our common stock at any time.

Stockholder Communications with Our Board

The Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. This information is available in the “Investors & News–Governance” section of our website, www.kezarlifesciences.com. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

PROPOSAL 2: RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee of the Board has selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. KPMG LLP has audited the Company’s financial statements since 2016. Representatives of KPMG LLP are expected to be available during the Annual Meeting with the opportunity to make a statement if he or she desires and to respond to appropriate questions.

Our organizational documents do not require that the stockholders ratify the selection of KPMG LLP as our independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Vote Required

The affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote on the matter at the annual will be required to ratify the selection of KPMG LLP.

Independent Registered Public Accounting Firm Fees

The following table represents the aggregate fees billed to the Company for the fiscal years ended December 31, 2020 and 2019 by KPMG LLP, our independent registered public accounting firm. All fees described below were pre-approved by the Audit Committee.

	Fiscal Year
	2020	2019
Audit fees(1)	$638,000	$543,000
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Total Fees	$638,000	$543,000

(1)	Audit fees relate to the audit of our annual financial statements, review of interim financial statements and assistance with registration statements filed with the SEC.

Pre-Approval Policies and Procedures

Our Audit Committee approves all audit and pre-approves all non-audit services provided by KPMG LLP before it is engaged by us to render non-audit services to ensure that the provision of these services does not impair the auditor’s independence. These services may include audit-related services, tax services and other non-audit services.

The pre-approval requirement set forth above does not apply with respect to non-audit services if:

•	all such services do not, in the aggregate, amount to more than 5% of the total fees paid by us to KPMG LLP during the fiscal year in which the services are provided;
•	such services were not recognized as non-audit services at the time of the relevant engagement; and
•	such services are promptly brought to the attention of and approved by the Audit Committee (or its delegate) prior to the completion of the annual audit.

The Audit Committee elected to delegate pre-approval authority to the chair of the Audit Committee to approve any one or more individual permitted non-audit services for which estimated fees do not exceed $75,000 as well as adjustments to any estimated pre-approval fee thresholds up to $50,000 for any individual service. Any services that would exceed such limits should be pre-approved by the full Audit Committee. The chair will report any pre-approval granted at the next meeting of the Audit Committee.

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

Executive Officers

The following table sets forth information regarding our executive officers as of April 1, 2021:

Name	Age	Position(s)
John Fowler	49	Chief Executive Officer and Director
Christopher Kirk, Ph.D.	49	President, Chief Scientific Officer and Director
Noreen Roth Henig, M.D.	55	Chief Medical Officer
Marc Belsky	65	Chief Financial Officer and Secretary
Vassiliki Economides	41	Senior Vice President of Strategy and External Affairs

John Fowler. Biographical information for Mr. Fowler is included above with the director biographies under the caption “Information About Our Continuing Directors.”

Christopher Kirk, Ph.D. Biographical information for Dr. Kirk is included above with the director biographies under the caption “Information About Our Continuing Directors.”

Noreen Roth Henig, M.D. has served as our Chief Medical Officer since May 2020.  Prior to joining us, she served as Chief Medical Officer of Breath Therapeutics GmbH, a biopharmaceutical company, which was acquired by Zambon SpA in 2019, from July 2018 to March 2020. Prior to Breath, Dr. Henig was Chief Medical Officer at ProQR Therapeutics NV, a publicly held biotechnology company, from March 2015 to December 2017. Dr. Henig spent 2008 through 2014 at Gilead Sciences, Inc. where she held roles with increasing responsibility. Dr. Henig has served on the board of directors of Avidity Biosciences, Inc., a public biotechnology company, since August 2019, and Lazard Growth Acquisition Corp., a special purpose acquisition company, since February 2021. Earlier in her career, Dr. Henig spent nearly 10 years in leadership roles within academic medicine at Stanford University and California Pacific Medical Center. She is a board-certified physician in Pulmonary, Critical Care and board eligible in Allergy and Immunology. Dr. Henig received her B.A. from Yale University and her M.D. from Albert Einstein College of Medicine of Yeshiva University in 1991 with a distinction in immunology. She trained in Internal Medicine at University of California, San Francisco and in Pulmonary/Critical Care and Allergy/Immunology at University of Washington, Seattle.

Marc Belsky has served as our Chief Financial Officer since March 2018 and Secretary since April 2018. Prior to joining us, from October 2009 to April 2018, Mr. Belsky held several roles at Five Prime Therapeutics, Inc., a publicly held biopharmaceutical company, including most recently as Senior Vice President and Chief Financial Officer. Prior to that, Mr. Belsky served in various roles at Cell Genesys, Inc., a biotechnology company acquired by BioSante Pharmaceuticals, Inc., Active Aero Group, Inc., DataWave Systems Inc. and Michigan National Corporation, a holding company for Michigan National Bank, which was acquired by BANA Holding Corporation. Mr. Belsky started his career as an auditor with Coopers & Lybrand. Mr. Belsky received a B.S. degree in accounting from Wayne State University and an M.B.A. degree from the University of Michigan. He is a certified public accountant.

Vassiliki (Celia) Economides has served as our Senior Vice President of Strategy and External Affairs leading Kezar’s overall investor relations, scientific communications, patient advocacy and strategic efforts since March 2019.  Ms. Economides has nearly 20 years of experience in the life sciences and biotech industries, spanning finance, corporate strategy, communications, patient advocacy, clinical, medical and government affairs. Prior to joining Kezar, Ms. Economides served as Vice President, Corporate Affairs at Aurinia Pharmaceuticals, Inc. from July 2016 to March 2019, where she led the company’s investor relations, corporate communications, and patient advocacy efforts, establishing relationships and alliances with key advocacy groups across the company’s therapeutic focus. Previously, Ms. Economides served as Director, Global Medical Affairs and Director, Clinical Operations at BioMarin Pharmaceutical, Inc. after the Company’s acquisition of Prosensa where she led IR and corporate communications. Earlier in her career, she led investor relations and program development at the Biotechnology Innovation Organization (BIO) and worked at a healthcare focused hedge fund and in financial services focusing on the biotech sector.  Ms. Economides currently serves on the Board of Directors of Altum Pharmaceuticals Inc, a private company focused on women’s health.  She received her M.P.H. from Columbia University and a B.A. from McGill University.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Executive Officer Compensation

Summary Compensation Table

The following table sets forth information for each of the last two completed fiscal years regarding compensation awarded to or earned by our Chief Executive Officer and the two other most highly compensated executive officers, or collectively, the named executive officers, during the fiscal years indicated:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)		Total ($)
John Fowler	2020	546,000	—	463,900	243,789	11,994	(3)	1,265,683
Chief Executive Officer	2019	525,000	—	2,811,480	183,750	11,794		3,532,024
Christopher Kirk, Ph.D.	2020	426,000	—	289,938	152,167	11,994	(3)	880,099
President and Chief Scientific Officer	2019	410,000	—	1,405,740	114,800	11,794		1,942,334
Noreen Roth Henig, M.D. (4)	2020	286,667	—	986,160	174,477	11,697	(5)	1,459,001
Chief Medical Officer

________________________

(1)

The amounts shown for option awards represent the aggregate grant date fair value of the option awards granted to our named executive officers during the years indicated as computed in accordance with Accounting Standards Codification Topic 718 (“ASC 718”). See Note 9 to Consolidated Financial Statements in our Annual Report on Form 10-K for a discussion of assumptions made by the Company in determining the aggregate grant date fair value of our option awards. Note that the amounts reported in this column reflect the accounting cost for these stock options and do not reflect the actual economic value that may be realized by the named executive officers upon the vesting of the stock options, the exercise of the stock options or the sale of the common stock underlying such stock options.

(2)

The amounts shown for non-equity incentive plan compensation represent amounts earned for the fiscal years presented, whether or not actually paid during such year. This column reflects amounts earned based on the achievement of company and individual performance goals and other factors deemed relevant by the Board and Compensation Committee. For 2020, the Compensation Committee determined that Mr. Fowler and Dr. Kirk were each entitled to 89.3% of their respective target bonuses, and Dr. Henig was entitled to 101.4% of her target bonus.

(3)	The amounts include (i) $11,400 in matching contributions made by us to the named executive officer’s 401(k) plan account and (ii) $594 in life insurance premiums paid by us.
(4)	Dr. Henig began employment with us on May 1, 2020.
(5)	The amount includes (i) $11,400 in matching contributions made by us to Dr. Henig’s 401(k) plan account and (ii) $297 in life insurance premiums paid by us.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding equity awards held by the named executive officers that were outstanding as of December 31, 2020:

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
John Fowler	90,421	—		0.90	09/09/2025
	48,932	—		1.41	09/14/2026
	155,693	22,242	(1)	2.37	10/09/2027
	66,725	22,242	(2)	2.37	01/06/2028
	100,088	33,363	(3)	5.91	04/15/2028
	88,967	—		5.91	04/15/2028
	83,854	91,146	(4)	22.85	01/05/2029
	45,833	154,167	(5)	3.29	01/11/2030
Christopher Kirk, Ph.D.	156,421	—		0.90	09/09/2025
	44,483	—		1.41	09/14/2026
	155,693	22,242	(1)	2.37	10/09/2027
	66,725	22,242	(2)	2.37	01/06/2028
	33,362	11,121	(3)	5.91	04/15/2028
	26,690	—		5.91	04/15/2028
	41,927	45,573	(4)	22.85	01/05/2029
	28,646	96,354	(5)	3.29	01/11/2030
Noreen Roth Henig, M.D.	—	300,000	(6)	4.56	04/30/2030

_________________________________

(1)

Of the shares underlying the option, 25% vested one year following the vesting commencement date of July 21, 2017, and the remaining shares vest in 36 equal monthly installments thereafter on the last day of each month.

(2)	The shares underlying the option vest in 48 equal monthly installments on the last day of each month following January 1, 2018.
(3)

Of the shares underlying the option, 25% vested one year following the vesting commencement date of January 1, 2018, and the remaining shares vest in 36 equal monthly installments thereafter on the last day of each month.

(4)	The shares underlying the option vest in 48 equal monthly installments following January 6, 2019.
(5)	The shares underlying the option vest in 48 equal monthly installments following January 1, 2020.
(6)	Of the shares underlying the option, 25% vest one year following the vesting commencement date of May 1, 2020, and the remaining shares vest in 36 equal monthly installments thereafter.

Employment Arrangements

Below are descriptions of our employment agreements and arrangements with our named executive officers. The agreements generally provide for at-will employment without any specific term and set forth the named executive officer’s initial base salary, annual target bonus and severance benefits upon a qualifying termination of employment or change in control of our company. Each named executive officer is also eligible to participate in all employee benefit plans that are generally available to our employees. Furthermore, each of our named executive officers has executed our standard form of proprietary information and inventions assignment agreement. The key terms of the employment agreements with our named executive officers, including potential payments upon termination or change in control, are described below.

John Fowler

Pursuant to our employment agreement with John Fowler, we agreed to an initial annual base salary, which could be increased (or decreased) from time to time based on the review of our Compensation Committee. Mr. Fowler’s annual base salary was $525,000 in 2019 and $546,000 in 2020. Mr. Fowler is eligible for an annual performance bonus as determined by our Compensation Committee. Mr. Fowler’s annual target bonus is 50% of his annual base salary. Effective January 1, 2021, Mr. Fowler’s annual base salary increased to $567,000. Additionally, Mr. Fowler is entitled to certain severance benefits pursuant to his employment agreement, the terms of which are described under “Severance Benefits” below.

Christopher Kirk, Ph.D.

Pursuant to our employment agreement with Christopher Kirk, we agreed to an initial annual base salary, which could be increased (or decreased) from time to time based on the review of our Compensation Committee. Dr. Kirk’s annual base salary was $410,000 in 2019 and $426,000 in 2020. Dr. Kirk is eligible for an annual performance bonus as determined by our Compensation Committee. Dr. Kirk’s annual target bonus is 40% of his annual base salary. Effective January 1, 2021, Dr. Kirk’s annual base salary increased to $443,000. Additionally, Dr. Kirk is entitled to certain severance benefits pursuant to his agreement, the terms of which are described under “Severance Benefits” below.

Noreen Roth Henig, M.D.

Pursuant to our employment agreement with Noreen Roth Henig, we agreed to an initial annual base salary, which could be increased (or decreased) from time to time based on the review of our Compensation Committee. Dr. Henig’s annual base salary was $430,000 in 2020. Dr. Henig is eligible for an annual performance bonus as determined by our Compensation Committee. Dr. Henig’s annual target bonus is 40% of her annual base salary. Effective January 1, 2021, Dr. Henig’s annual base salary increased to $475,000. Additionally, Dr. Henig is entitled to certain severance benefits pursuant to her employment agreement, the terms of which are described under “Severance Benefits” below.

Potential Payments and Benefits upon Termination

Severance Benefits

Under the terms of their respective employment agreements, regardless of the manner in which a named executive officer’s service terminates, the named executive officer is entitled to receive all amounts earned during the term of service.

In the event of a covered termination, which includes an “involuntary termination without cause” or a “resignation for good reason” as well as termination due to a “permanent disability,” each of our named executive officers is eligible to receive (i) a payment equal to the sum of his or her monthly base salary and pro-rata bonus, multiplied by 12, and (ii) 12 monthly payments equal to the monthly cost of their health insurance premiums at the time of termination, in each case, subject to their execution of a general release of claims in favor of the Company.

Alternatively, upon a covered termination which occurs within three months prior to or twelve months following the effective date of a “change in control,” each of our named executive officers is eligible to receive (i) a payment equal to the sum of his or her monthly base salary and pro-rata bonus, multiplied by 18 (or 12 in the case of Dr. Henig), and (ii) 18 monthly payments (or 12 monthly payments in the case of Dr. Henig), equal to the monthly cost of health insurance premium at the time of termination, in each case, subject to execution of general release in favor of the Company.

Any severance benefits due to our named executive officers are payable in accordance with our standard payroll procedure commencing on the first regularly-scheduled payroll date occurring on or after their termination.

Equity Acceleration

Under the terms of their respective employment agreements, in the event of a covered termination or change of control termination, the vesting of all outstanding stock options and any other equity incentive awards held by Mr. Fowler and Dr. Kirk will be accelerated in full, the period during which each stock option may be exercised will be the date that is 90 days after such termination date and any reacquisition or repurchase rights applicable to any shares issued or issuable to Mr. Fowler and Dr. Kirk under any equity incentive awards will lapse, subject to their execution of a general release of claims in favor of the Company.

Under the terms of her employment agreement, in the event of a covered termination which occurs within three months prior to or twelve months following the effective date of a “change in control,” the vesting of all outstanding stock options and any other equity incentive awards held by Dr. Henig will be accelerated in full, the period during which each stock option may be exercised will be the date that is 90 days after such termination date and any reacquisition or repurchase rights applicable to any shares issued or issuable to Dr. Henig under any equity incentive awards will lapse, subject to her execution of a general release of claims in favor of the Company. Dr. Henig’s employment agreement does not contain any such equity acceleration provisions with respect to a covered termination that does not occur in connection with a “change in control.”

In addition, the equity awards that we have granted, and may in the future grant, to our named executive officers under our equity incentive plans are also subject to the termination and change in control provisions of such plans. For a description of the change in control provisions in such equity incentive plans applicable to these stock awards, see “Equity Compensation Plans” below for additional information.

For purposes of each of the employment agreements with our named executive officers:

•

“cause” means a determination by the Company based upon reasonably available information of the named executive officer’s: (i) unauthorized use or disclosure of the Company’s confidential information or trade secrets, which use or disclosure causes harm to the Company; (ii) material breach of any agreement to which the named executive officer and the Company are a party resulting in harm to the Company; (iii) failure to comply with the Company’s written policies or rules resulting in material harm to the company; (iv) conviction of, or plea of “guilty” or “no contest” to, a felony under the laws of the United States or any State; (v) negligence or willful misconduct relating to the named executive officer’s performance of duties on behalf of the Company resulting in material harm to the Company; (vi) continuing failure to perform material and lawful assigned duties after receiving written notification of the failure from the Company’s chief executive officer; or (vii) failure to cooperate in good faith with a governmental or internal investigation of the Company or its directors, officers or employees, if the Company has requested the named executive officer’s cooperation without prejudice or personal liability to the named executive officer. With respect to clause (vi), the named executive officer will be given written notice and a 30-day period in which to cure such breach. The named executive officer agrees that the breach of any confidentiality obligation to the company or any subsidiary shall not be curable to any extent.

•

“change in control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events: (i) the acquisition by a natural person or entity of securities of the Company representing more than 50% of our combined voting power other than by a merger, consolidation or similar transaction, except for certain transactions that are primarily a private financing for the Company or that result in an increase to the level of ownership above the specified level solely as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding; (ii) a consummated merger, consolidation or similar transaction immediately after which our stockholders cease to own, directly or indirectly, more than 50% of the combined voting power of the surviving entity or its parent; or (iii) a consummated sale, lease, license or other disposition of all or substantially all of our assets other than to certain related parties.

•	“permanent disability” means total and permanent disability as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the “Code”).
•

“resignation for good reason” means the named executive officer’s resignation from all employee positions he or she then holds with the Company within 90 days following any of the following events taken without the named executive officer’s consent, provided the named executive officer has given the Company written notice of the event within 30 days after the first occurrence of the event and the Company has not cured the event within 30 days thereafter:

o	a material decrease in the named executive officer’s annual base salary, other than in connection with a decrease in compensation for all comparable executives of the Company;
o

the named executive officer’s duties or responsibilities are materially diminished (not simply a change in title), other than in connection with a change in control following which the Company survives as a separate legal entity or business unit and the named executive officer holds materially the same position in the legal entity or business unit as he held before the change in control;

o	a relocation of the named executive officer’s principal place of work outside of a 50-mile radius of its current location; or
o	the Company’s material breach of the named executive officer’s employment agreement.

Health and Welfare Benefits

All of our named executive officers are eligible to participate in our employee benefit plans, including our medical, dental and vision insurance plans, in each case on the same basis as all of our other employees.

401(k) Plan

Our named executive officers are eligible to participate in a defined contribution retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees may defer eligible compensation on a pre-tax or after-tax (Roth) basis, up to the statutorily prescribed annual limits on contributions under the Code. Contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. Employees are immediately and fully vested in their contributions. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan (except for Roth contributions) and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan. During 2019 and 2020, we made 100% matching contributions on up to 4% of an employee’s eligible deferred compensation, subject to established limits.

Equity Compensation Plans

2018 Equity Incentive Plan

General. In June 2018, our Board adopted, and our stockholders approved, our 2018 Equity Incentive Plan (the “2018 Plan”) for the purpose of attracting, retaining and incentivizing our executive officers, employees, non-employee directors and other service providers. The 2018 Plan provides for the grant of stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance-based stock awards, and other forms of equity compensation and cash bonus awards.

Authorized Shares. As of December 31, 2020, options to purchase 2,689,068 shares of our common stock were outstanding under the 2018 Plan, and 1,286,960 shares of common stock were reserved for issuance pursuant to the 2018 Plan. On January 1 of each year, the number of shares of common stock available for issuance under the 2018 Plan will automatically increase by 5% of the total number of issued and outstanding shares of our common stock as of December 31 of the preceding year unless our Board acts prior to January 1 to designate a lesser number (which may be zero). On January 1, 2021, the total number of shares available for issuance under the 2018 Plan was increased by 2,317,987 shares pursuant to this provision.

Change in Control. If we experience a change in control, as defined in the 2018 Plan, in which outstanding equity-based awards will not be assumed or continued by the surviving entity, unless otherwise provided in an award agreement, then contingent upon the closing of the transaction, the participant will fully vest in and, to the extent applicable, have the right to exercise all of his or her share awards. In addition, all restrictions on share awards will lapse, and, with respect to any share award with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met. Unless otherwise determined by our Board, we will notify the participant in writing or electronically that any options or share appreciation rights held by the participant with accelerated vesting will be exercisable for a period of time determined by the Board in its sole discretion, and the options or share appreciation rights will terminate upon the expiration of that period. The plan administrator may provide, in an individual award agreement or in any other written agreement between a participant and us that the stock award will be subject to additional acceleration of vesting and exercisability or settlement in the event of a change in control. Under the 2018 Plan, a change in control is generally (i) the acquisition by a person or entity of more than 50% of our combined voting power other than by merger, consolidation or similar transaction, (ii) a consummated merger, consolidation or similar transaction immediately after which our stockholders cease to own more than 50% of the combined voting power of the surviving entity, (iii) a consummated sale, lease or exclusive license or other disposition of all or substantially all of our consolidated assets and (iv) certain dissolutions and liquidations.

2015 Equity Incentive Plan

General. In June 2015, our Board adopted, and our stockholders approved, our 2015 Equity Incentive Plan (the “2015 Plan”), which was subsequently amended by our Board and stockholders, most recently in June 2017. The 2015 Plan provided for the grant of stock options, stock appreciation rights, restricted stock awards and restricted stock unit awards.

Authorized Shares. After the adoption of the 2018 Plan, no additional stock awards have been or will be granted under the 2015 Plan.  All outstanding stock awards granted under the 2015 Plan that are repurchased, forfeited, expire or are cancelled will become available for grant under the 2018 Plan in accordance with its terms. However, the 2015 Plan will continue to govern the terms and conditions of the outstanding awards granted under the 2015 Plan. As of December 31, 2020, options to purchase 1,800,054 shares of our common stock were outstanding under the 2015 Plan.

Change in Control. In the event of a merger or certain specified change in control transactions, each outstanding stock award will be treated as the plan administrator determines without a participant’s consent, including providing that: (i) stock awards will be assumed, or substantially equivalent stock awards will be substituted, by the acquiring or succeeding entity with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to the participant, that the participant’s stock awards will terminate upon or immediately prior to the consummation of the merger or change in control; (iii) outstanding stock awards will vest and become exercisable or payable, or restrictions applicable to the stock awards will lapse, in whole or in part, prior to or upon consummation of the merger or change in control, and to the extent determined by the plan administrator, the stock awards will terminate upon or immediately prior to the merger or change in control; (iv) the termination of a stock award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of the stock award or realization of the participant’s rights with respect to the stock award as of the date of the occurrence of the transaction (including termination for no payment if no amount would have been attained upon exercise of the stock award or realization of the participant’s rights with respect to the stock award), or the replacement of the stock award with other rights or property selected by the plan administrator in its sole discretion; or (v) any combination of the foregoing.

2018 Employee Stock Purchase Plan

General. In June 2018, our Board adopted, and our stockholders approved, our 2018 Employee Stock Purchase Plan (the “ESPP”). The purpose of the ESPP is to secure the services of new employees, to retain the services of existing employees and to provide incentives for such individuals to exert maximum efforts toward our success and that of our affiliates. Any of our employees or those of our designated affiliates may participate in the ESPP, except that such employees may have to satisfy one or more of the following service requirements, as determined by our Board: (i) being customarily employed for more than 20 hours per week; (ii) being customarily employed for more than five months per calendar year; or (iii) continuous employment with us or one of our affiliates for a period of time (not to exceed two years). No employee may purchase shares under the ESPP at a rate in excess of $25,000 worth of our common stock based on the fair market value per share of our common stock at the beginning of an offering for each year such a purchase right is outstanding. Finally, no employee will be eligible for the grant of any purchase rights under the ESPP if immediately after such rights are granted, such employee has voting power over 5% or more of our outstanding capital stock measured by vote or value pursuant to Section 424(d) of the Code.

Authorized Shares. As December 31, 2020, we had 445,556 shares of common stock reserved for future purchase by our eligible employees. In addition, the number of shares of common stock available for purchase by our eligible employees under the ESPP will automatically increase annually on January 1 of each year, in an amount equal to the lesser of (i) 1% of the total number of issued and outstanding shares of our common stock as of December 31 of the immediately preceding year, or (ii) 375,000 shares of our common stock. Notwithstanding the foregoing, our Board may act prior to January 1 of any year to provide that there shall be no increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year shall be a lesser number of shares of common stock than would otherwise occur pursuant to the preceding sentence. On January 1, 2021, the total number of shares available for issuance under the ESPP was increased by 375,000 shares pursuant to this provision.

Director Compensation

Cash and Equity Compensation

We maintain a non-employee director compensation policy, pursuant to which the non-employee Board Chair receives an annual base retainer of $65,000, and each other non-employee director receives an annual base retainer of $35,000. In addition, our non-employee directors receive the following cash compensation for committee services, as applicable:

•	each chairperson of our audit, compensation and nominating and corporate governance committees receives an additional annual retainer of $15,000, $10,000 and $8,000, respectively;
•	each other member of our audit, compensation and nominating and corporate governance committees receives an additional annual retainer of $7,500, $5,000 and $4,000, respectively; and
•	each member of our clinical strategy and execution committee receives an annual retainer of $10,000.

These retainers are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment will be prorated for any portion of such quarter that the director is not serving on the Board or the applicable committee. We also reimburse each of our directors for their travel expenses incurred in connection with their attendance at Board and committee meetings.

In addition, each non-employee director elected to the Board will receive an initial option to purchase 52,000 shares of our common stock. The shares subject to each such stock option will vest monthly over a three-year period, subject to the director’s continued service as a director. Further, on the date of each annual meeting of stockholders, each non-employee director that continues to serve as a non-employee member on our Board will receive an option to purchase 26,000 shares of our common stock. The shares subject to each such stock option will vest in full on the date that is 12 months after the grant date, subject to the director’s continued service as a director. The exercise price of these options will equal the fair market value of our common stock on the date of grant. Prior to the amendment of the policy in January 2021, each non-employee director elected to the Board received an initial option grant to purchase 17,793 shares of common stock and an annual option grant to purchase 8,896 shares of common stock on the date of each annual meeting of stockholders.

This policy is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.

Director Compensation

The following table sets forth information regarding the compensation earned for service on the Board by our non-employee directors during the year ended December 31, 2020.

Name	Fees Earned or Paid in Cash ($)	Option Awards(1) ($)		Total ($)
Jean-Pierre Sommadossi, Ph.D.	74,000	35,683	(2)	109,683
Franklin Berger	50,500	35,683	(2)	86,183
Graham Cooper	55,000	35,683	(2)	90,683
Jason Dinges, Ph.D.	39,000	35,683	(2)	74,683
Elizabeth Garner, M.D.	52,500	35,683	(2)	88,183
Michael Kauffman, M.D., Ph.D.	55,000	35,683	(2)	90,683

(1)

The amounts reported in this column reflect the aggregate grant date fair value of the option awards granted to our directors as computed in accordance with ASC Topic 718. See Note 9 to our Consolidated Financial Statements in our Annual Report on Form 10-K for a discussion of assumptions made us in determining the aggregate grant date fair value of our option awards. Note that the amounts reported in this column reflect the accounting cost for these stock options and do not reflect the actual economic value that may be realized by the directors upon the vesting of the stock options, the exercise of the stock options or the sale of the common stock underlying such stock options.

(2)

Represents an option to purchase 8,896 shares of our common stock granted in June 2020 at an exercise price of $5.60 per share. One-hundred percent (100%) of the shares subject to the option will vest on June 24, 2021, subject to the director continuing to provide service through such date.

The following table provides information regarding the aggregate number of equity awards granted to our non-employee directors that were outstanding as of December 31, 2020:

Name	Restricted Stock Outstanding at Year-End (#)	Option Awards Outstanding at Year-End (#)
Jean-Pierre Sommadossi, Ph.D.	2,953	26,688
Franklin Berger	2,953	26,688
Graham Cooper	—	64,115
Jason Dinges, Ph.D.	—	17,792
Elizabeth Garner, M.D.	—	26,689
Michael Kauffman, M.D., Ph.D.	2,953	26,688

Indemnification

We have entered into separate indemnification agreements with each of our directors and executive officers, in addition to the indemnification provided for in our amended and restated bylaws. These indemnification agreements provide our directors and executive officers with contractual rights to indemnification and, in some cases, expense advancement in any action or proceeding arising out of their services as one of our directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at our request.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2020.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(#)	Weighted-average exercise price of outstanding options, warrants and rights (b)($)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(#)
Equity compensation plans approved by security holders:
2015 Equity Incentive Plan	1,800,054	$3.13	—	(1)
2018 Equity Incentive Plan	2,689,068	$8.15	1,286,960	(2)
2018 Employee Stock Purchase Plan	—	—	445,556	(3)
Equity compensation plans not approved by security holders	—	—	—
Total	4,489,122		1,732,516

(1)

Following the adoption of the 2018 Plan, no additional stock awards have been or will be granted under the 2015 Plan.  Any shares becoming available under the 2015 Plan by repurchase, forfeiture, expiration or cancellation will become available for grant under the 2018 Plan.

(2)

The number of shares of common stock reserved for issuance under the 2018 Plan will automatically increase on January 1 of each year by 5% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board (which may be zero). Pursuant to the terms of the 2018 Plan, the number of shares available under the 2018 Plan was increased by 2,317,987 shares effective January 1, 2021.

(3)

The number of shares of common stock reserved for issuance under the ESPP will automatically increase on January 1 of each year by the lesser of (i) 1% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, (ii) 375,000 shares or (iii) such lesser number of shares determined by our Board. Pursuant to the terms of the ESPP, the number of shares available under the ESPP increased by 375,000 shares effective January 1, 2021.

TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures Regarding Transactions with Related Persons

We have adopted a written Related Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of “related-persons transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds or will exceed $120,000 or, during such time as we qualify as a “smaller reporting company,” the lesser of (1) $120,000 or (2) 1% of the average of our total assets for the last two completed fiscal years. Transactions involving compensation for services provided to us as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director, or a holder of more than 5% of our capital stock, including any of their immediate family members, and any entity owned or controlled by such persons.

Certain Related-Party Transactions

Below are our related-party transactions since January 1, 2019 to which we were a party or will be a party, other than compensation, termination and change of control arrangements with our named executive officers and directors, which are described where required under the sections entitled “Executive Officer and Director Compensation — Employment Agreements” and “Director Compensation — Cash and Equity Compensation.”

We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that we would pay or receive, as applicable, in arm’s-length transactions with unrelated third parties.

Registration Rights Agreement

We are party to an amended and restated investors’ rights agreement, dated June 26, 2017, with certain holders of our common stock, including Morningside Venture Investments Limited, Franklin Berger and JPM Partners, LLC. This agreement provides that these holders are entitled to certain registration rights, including the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we otherwise file. In addition to the registration rights, this agreement provides for certain information rights and rights of first offer, which terminated immediately prior to the completion of our initial public offering. The registration rights will terminate upon the earliest of (i) the closing of a deemed liquidation event, as defined in our amended and restated certificate of incorporation, as currently in effect, (ii) with respect to each stockholder, the date when such stockholder can sell all of its registrable shares without limitation during a three-month period without registration pursuant to Rule 144 of the Securities Act or another similar exemption under the Securities Act and (iii) five years after the completion of our initial public offering.

Participation in Our Follow-On Public Offerings

The following table summarizes the participation in our public offering in February 2020 by certain parties and their affiliated entities in which a related party had a direct or indirect material interest:

Participant	Common Stock Purchased in the Public Offering (#)	Aggregate Purchase Price ($)
Morningside Venture Investments Limited	3,800,000	9,880,000
Equal Talent Investments Limited	4,800,000	12,480,000
Franklin Berger	120,846	314,200
John Fowler	38,461	99,999
Christopher Kirk, Ph.D.	38,461	99,999
Marc Belsky	15,384	39,998
Vassiliki Economides	5,769	14,999

The following table summarizes the participation in our public offering in June 2020 in which a related party had a direct or indirect material interest:

Participant	Common Stock Purchased in the Public Offering (#)	Aggregate Purchase Price ($)
Equal Talent Investments Limited	1,454,545	7,999,998
Franklin Berger	100,000	550,000

Other Transactions

We have entered into various employment related agreements and compensatory arrangements with our directors and executive officers that, among other things, provide for compensatory and certain severance and change of control benefits. For a description of these agreements and arrangements, see the section titled “Executive Officer and Director Compensation—Executive Compensation—Employment Arrangements.”

We entered into indemnification agreements with each of our current directors and executive officers. See the section titled “Executive Officer and Director Compensation — Indemnification.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us regarding the beneficial ownership of shares of our common stock as of April 1, 2021, by: (i) each of our named executive officers; (ii) each of our directors; (iii) all of our executive officers and directors as a group; and (iv) each person, or group of affiliated persons, known by us to beneficially own more than 5% of any class of our voting securities.

Information with respect to beneficial ownership is based on information furnished to us by each director, executive officer or stockholder who holds more than 5% of our outstanding common stock, and Schedules 13G or 13D filed with the SEC, as the case may be. Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security, and includes options and warrants that are currently exercisable within 60 days of April 1, 2021. Options to purchase shares of our common stock that are exercisable within 60 days of April 1, 2021, are deemed to be beneficially owned by the persons holding these options for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person’s ownership percentage. Except as indicated in the footnotes below, each of the beneficial owners named in the table below has, to our knowledge, sole voting and investment power with respect to all shares of common stock listed as beneficially owned by him or her, except for shares owned jointly with that person’s spouse.

We have based our calculation of beneficial ownership on 48,079,868 shares of our common stock outstanding as of April 1, 2021. Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Kezar Life Sciences, Inc., 4000 Shoreline Court, Suite 300, South San Francisco, California 94080.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned
Directors and Named Executive Officers:
John Fowler(1)	1,262,694	2.6%
Christopher Kirk, Ph.D.(2)	975,729	2.0%
Noreen Roth Henig, M.D.(3)	101,333	*
Franklin Berger(4)	801,795	1.7%
Graham Cooper(5)	55,219	*
Jason Dinges, Ph.D.(6)	8,896	*
Elizabeth Garner, M.D.(7)	8,402	*
Michael Kauffman, M.D., Ph.D.(8)	81,482	*
Jean-Pierre Sommadossi, Ph.D.(9)	196,232	*
All current executive officers and directors as a group (11 persons)(10)	3,870,428	7.7%

Greater than 5% Stockholders:
BB Biotech AG(11)	4,533,148	9.4%
BlackRock, Inc.(12)	2,519,090	5.2%
Equal Talent Investments Limited (13)	6,254,545	13.0%
Morningside Venture Investments Limited(14)	6,109,052	12.7%

*	Represents beneficial ownership of less than 1%.
(1)

Consists of (i) 359,204 shares of common stock held by John Fowler, (ii) 3,750 shares of common stock held in trust by John Fowler, (iii) 38,461 shares of common stock held by Montebello Holdings LLC, and (iv) 861,279 shares of common stock issuable upon the exercise of stock options within 60 days of April 1, 2021.  John Fowler is a manager of Montebello Holdings LLC.

(2)	Consists of (i) 345,543 shares of common stock and (ii) 630,186 shares of common stock issuable upon the exercise of stock options within 60 days of April 1, 2021.
(3)	Consists of (i) 3,000 shares of common stock and (ii) 98,333 shares of common stock issuable upon the exercise of stock options within 60 days of April 1, 2021.
(4)	Consists of (i) 784,003 shares of common stock and (ii) 17,792 shares of common stock issuable upon the exercise of stock options within 60 days of April 1, 2021.
(5)	Consists of 55,219 shares of common stock issuable upon the exercise of stock options within 60 days of April 1, 2021.

(6)

Consists of 8,896 shares of common stock issuable upon the exercise of stock options within 60 days of April 1, 2021.  Dr. Dinges disclaims beneficial ownership of shares held by Equal Talent Investment Limited as described in Footnote 13 and Morningside Venture Investments Limited as described in Footnote 14.

(7)	Consists of 8,402 shares of common stock issuable upon the exercise of stock options within 60 days of April 1, 2021.
(8)	Consists of (i) 63,690 shares of common stock and (ii) 17,792 shares of common stock issuable upon the exercise of stock options within 60 days of April 1, 2021.
(9)

Consists of (i) 178,440 shares held by JPM Partners, LLC, a limited liability company solely managed by Jean-Pierre Sommadossi, and (ii) 17,792 shares of common stock issuable upon the exercise of stock options within 60 days of April 1, 2021.

(10)

Consists of (i) 1,806,138 shares of common stock held by all current executive officers and directors as a group and (ii) 2,064,290 shares of common stock issuable to all current executive officers and directors as a group upon exercise of stock options within 60 days of April 1, 2021.

(11)

Consists of 4,533,148 shares of common stock beneficially owned by BB Biotech AG (“BB Biotech”) and its wholly-owned subsidiary, Biotech Growth N.V. (“Biotech Growth”). BB Biotech and Biotech Growth have shared voting power and shared dispositive power over 4,533,148 shares. The address for BB Biotech is Schwertstrasse 6, CH-8200 Schaffhausen, Switzerland. The address for Biotech Growth is Ara Hill Top Building, Unit A-5, Pletterijweg Oost 1, Curaçao.

(12)

Consists of 2,519,090 shares of common stock beneficially owned by BlackRock, Inc. (“BlackRock”). BlackRock has sole voting power over 2,486,902 shares and sole dispositive power over 2,519,090 shares. The address for BlackRock is 55 East 52nd Street, New York, NY 10055.

(13)

Consists of 6,254,545 shares of common stock directly and beneficially owned by Equal Talent Investment Limited (“ETIL”) and beneficially held by Suk Ying Pauli Ng as a result of her position as director of ETIL. Suk Ying Pauli Ng is the sole director of ETIL and has sole voting and dispositive power with respect to the securities held by ETIL. Ms. Ng disclaims beneficial ownership of the securities owned directly by ETIL, except to the extent of her pecuniary interest therein.  ETIL disclaims beneficial ownership of the securities owned directly by Morningside Venture Investments Limited. The address of Equal Talent Investment Limited is c/o THC Management Services S.A.M., 2nd Floor, Le Prince de Galles, 3-5 Avenue des Citronniers, MC 98000, Monaco.

(14)

Consists of 6,109,052 shares of common stock directly and beneficially owned by Morningside Venture Investments Limited (“MVIL”) and beneficially held by Frances Anne Elizabeth Richard, Jill Marie Franklin, Peter Stuart Allenby Edwards and Cheung Ka Ho, each as a result of his or her position as a director of MVIL. Frances Anne Elizabeth Richard, Jill Marie Franklin, Peter Stuart Allenby Edwards and Cheung Ka Ho are the directors of MVIL and have shared voting power and shared dispositive power over the securities held by MVIL. Ms. Richard, Ms. Franklin, Mr. Edwards and Mr. Cheung each disclaim beneficial ownership of the shares owned by MVIL, except to the extent of his or her pecuniary interest therein. MVIL disclaims beneficial ownership of the securities owned directly by ETIL. The address of Morningside Venture Investments Limited is c/o THC Management Services S.A.M., 2nd Floor, Le Prince de Galles, 3-5 Avenue des Citronniers, MC 98000, Monaco.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2020, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with. However, one report covering a transaction during the fiscal year ended December 31, 2019 was filed late by Economides Vassiliki on March 29, 2021.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our Proxy Materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Kezar Life Sciences, Inc. Direct your written request to Kezar Life Sciences, Inc., 4000 Shoreline Court, Suite 300, South San Francisco, California 94080, Attn: Marc L. Belsky, Secretary, or contact Mr. Belsky at 650-822-5612. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board knows of no business to be brought before the 2021 Annual Meeting which is not referred to in the accompanying Notice of Annual Meeting. Should any such matters be presented, the persons named in the proxy shall have the authority to take such action in regard to such matters as in their judgment seems advisable. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.

By Order of the Board of Directors

/s/ Marc L. Belsky

Marc L. Belsky, Chief Financial Officer and Secretary

April 29, 2021

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 is available without charge upon written request to: Kezar Life Sciences, Inc., 4000 Shoreline Court, Suite 300, South San Francisco, California 94080, Attn: Marc L. Belsky, Secretary.

VOTE BY INTERNET   Before The Meeting - Go to www.proxyvote.com  Use the Internet to transmit your voting instructions and for electronic delivery  of information up until 11:59 p.m. Eastern Time on June 24, 2021. Have your  proxy card in hand when you access the web site and follow the instructions to  obtain your records and to create an electronic voting instruction form.  During The Meeting - Go to www.virtualshareholdermeeting.com/KZR2021  You may attend the meeting via the Internet and vote during the meeting. Have  the information that is printed in the box marked by the arrow available and  follow the instructions.  VOTE BY PHONE - 1-800-690-6903  Use any touch-tone telephone to transmit your voting instructions up until  11:59 p.m. Eastern Time on June 24, 2021. Have your proxy card in hand when  you call and then follow the instructions.  VOTE BY MAIL  Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.  KEZAR LIFE SCIENCES, INC.  4000 SHORELINE COURT, SUITE 300  SOUTH SAN FRANCISCO, CA 94080   D51080-P55694  KEZAR LIFE SCIENCES, INC.  The Board of Directors recommends you vote FOR all of the following nominees:  1. Election of Directors  For   Withhold   Nominees:  !  !   1a. Jean-Pierre Sommadossi, Ph.D.  !  !   1b. John Fowler  !  !   1c. Christopher Kirk, Ph.D.  For   Against  Abstain  The Board of Directors recommends you vote FOR the following proposal:  !  !  !  2. Ratification of the selection of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2021.  NOTE: Such other matters properly brought before the Annual Meeting.  Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor,  administrator, or other fiduciary, please give full title as such. Joint owners should each sign  personally. All holders must sign. If a corporation or partnership, please sign in full corporate  or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.  D51081-P55694  KEZAR LIFE SCIENCES, INC.  Annual Meeting of Stockholders  June 25, 2021 1:00 PM, Pacific Time  This proxy is solicited by the Board of Directors  The stockholder hereby appoints John Fowler and Marc Belsky, or either of them, as proxies, each with the power to appoint his  substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares  of common stock of KEZAR LIFE SCIENCES, INC. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/KZR2021 and any adjournment or postponement thereof.  This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this  proxy will be voted in accordance with the Board of Directors' recommendations.  Continued and to be signed on reverse side.